Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-255267 and 333-278869) and Form S-8 (No. 333-267271) of Vivani Medical, Inc. of our report dated March 26, 2026 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BPM LLP

March 26, 2026

Walnut Creek, California